As filed with the Securities and Exchange Commission on August 28, 2003.

                                                             File No. 70-9803

                       SECURITIES AND EXCHANGE COMMISSION
                                450 FIFTH STREET
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                AMENDMENT NO. 8 (POST-EFFECTIVE AMENDMENT NO. 5 )
                                       TO
                        FORM U-1 APPLICATION-DECLARATION
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  --------------------------------------------

                                  Cinergy Corp.
                            Cinergy Investments, Inc.
                         Cinergy Capital & Trading, Inc.
                         Cinergy Marketing & Trading, LP
                             139 East Fourth Street
                             Cincinnati, Ohio 45202

                    (Names of companies filing this statement
                  and addresses of principal executive offices)

                                  Cinergy Corp.

                    (Name of top registered holding company)

                                Wendy L. Aumiller
                                    Treasurer
                                  Cinergy Corp.
                                 139 E. 4th St.
                             Cincinnati, Ohio 45202

                     (Name and address of agent for service)



Please direct communications to:

George Dwight II                               Steven Y. Duncan
Associate General Counsel                      Director, Corporate Development
Cinergy Corp.                                  Cinergy Corp.
139 E. 4th Str., 25AT2                         1000 East Main Street
Cincinnati, Ohio 45202                         Plainfield, Indiana 46168
513-287-2643 (ph)                              317-838-2086 (ph)
513-287-3810 (f)                               317-838-2086 (f)
gdwight@cinergy.com                            sduncan@cinergy.com
-------------------

William C. Weeden                              William T. Baker, Jr.
Skadden Arps Slate Meagher & Flom              Thelen Reid & Priest LLP
1400 New York Avenue, N.W.                     875 Third Avenue
Washington, D.C.  20005                        New York, New York  10019
202-371-7877 (ph)                              212-603-2106 (ph)
202-371-7012 (f)                               212-603-2001 (f)
wweeden@skadden.com                            wbaker@thelenreid.com
-------------------                                  ---------------------





     The sole purpose of this filing is to provide clarification with respect to a typographical error set forth on the cover page to the amendment filed in this docket by Cinergy Corp. and the other applicants herein with the Commission on August 27, 2003. Specifically, the cover page to that filing incorrectly identified the filing as follows: "Amendment No. 7 (Post-Effective Amendment No.
3) To Form U-1 Application-Declaration Under The Public Utility Holding Company Act Of 1935." In fact the amendment constituted Post-Effective Amendment No. 4 and hence the cover page should have identified the filing as "Amendment No. 7 (Post-Effective Amendment No. 4) To Form U-1 Application-Declaration Under The Public Utility Holding Company Act Of 1935."


                                    SIGNATURE

         Pursuant to the requirements of the Act, the undersigned companies have duly caused this application to be signed on their behalf by the undersigned, thereunto duly authorized.

         Dated:  August 28, 2003



                                                 CINERGY CORP.


                                            By: /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer

                                                 CINERGY INVESTMENTS, INC.


                                            By: /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer


                                                 CINERGY CAPITAL & TRADING, INC.


                                            By: /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer


                                                 CINERGY MARKETING & TRADING, LP


                                            By: /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer